Exhibit 99.1

Mobile Infrastructure Reports First Quarter 2024 Financial Results

—Parking Asset Portfolio Performance Substantially Ahead of Year-Ago Levels—

—Ongoing Conversion to Management Contracts Yielding Cost Savings—

—Re-affirm Full Year 2024 Guidance for Accelerated Growth in Parking Asset Portfolio Performance—

—Conference Call Will be Held Today at 4:30 PM ET—

CINCINNATI—(BUSINESSWIRE)—Mobile Infrastructure Corporation (NYSE American: BEEP), (“Mobile”, “Mobile Infrastructure” or the “Company”), owners of a diversified portfolio of parking assets throughout the United States, today reported results for the first quarter 2024 ended March 31, 2024.

Management Commentary

Commenting on the results, Manuel Chavez III, Chief Executive Officer, said “Our first quarter results were in line with our expectations and represented a solid start to the year. Year-on-year revenue growth of 24% reflected mid-single-digit organic growth and the accounting benefit of the shift from leased to management contracts at 26 of our properties. Organic growth in the quarter was led by increases in monthly contract parking revenues, and a pick-up in demand at parking assets adjacent to retail locations. Additionally, we leveraged our technology advantages and local insight in key markets to drive incremental demand for shorter-term monthly contracts to absorb excess capacity.

“As anticipated, our net operating income (“NOI”) increased at a double-digit rate, benefiting from the conversion to management contracts, which improved our operational insight and controls over asset-level profitability. We now are able to make real-time decisions with respect to staffing, repairs, and marketing spend that more closely align with projected revenue-generation and with our commitment to high-quality service levels at each location.

“We continue to enhance the value of our parking asset portfolio as we achieve further growth in net operating income. Since late 2022, when our portfolio was valued at over $520 million by an independent national real estate services firm, our net operating income has grown by nearly 10%.”

First Quarter Business and Financial Highlights

●	Total revenue was $8.8 million as compared to $7.1 million in the prior-year period.
●	Net loss attributable to common stockholders was $2.6 million as compared to $2.3 million in the prior-year period.
●	NOI* was $5.4 million as compared to $4.8 million in the prior-year period.
●	Adjusted EBITDA* was $3.5 million as compared to $3.4 million in the prior-year period.

*An explanation and reconciliation of non-GAAP financial measures are presented later in this press release.

30 West 4th Street, Cincinnati, OH, Phone: 212-509-4000

First Quarter 2024 Financial Results

Financial Results

Total revenue of $8.8 million during the first quarter of 2024 increased by 24.3% from $7.1 million in the prior-year quarter. Total property taxes and operating expenses for the first quarter of 2024 were $3.4 million, as compared to $2.3 million during the same period in 2023.

General and administrative expenses for the first quarter of 2024 of $3.0 million reflected $1.8 million of non-cash compensation, compared to general and administrative expenses for the first quarter of 2023 of $2.6 million, which reflected $1.7 million of non-cash compensation.

Interest expense for the first quarter of 2024 was $3.0 million, as compared to $3.6 million during the first quarter of 2023.

Net loss was $3.0 million, compared with $3.3 million in the comparable prior-year period.

Net Operating Income, defined by the Company as total revenues less property taxes and operating expenses, was $5.4 million for the first quarter of 2024, representing a 11.9% increase from the first quarter of 2023.

Adjusted EBITDA was $3.5 million for the first quarter of 2024, representing a 3.6% increase over the same year-ago period. The increase reflects the benefit of NOI improvement, partially offset by an increase in professional fees related to the timing of legal costs and general and administrative expenses due to increased headcount.

At March 31, 2024, the Company had $13.9 million in cash, cash equivalents, and restricted cash. As of March 31, 2024, total debt outstanding, including outstanding borrowings on the credit facility and notes payable, was $192.1 million, compared to total debt outstanding of $219.3 million as of March 31, 2023.

Summary and Outlook**

“We are pleased with our first quarter performance as it reflects the benefits of our strategy in the seasonally slowest period of the year. Our initial successes in improving our asset portfolio performance are encouraging and demonstrate our ability to leverage past investments in technology and analytics to drive increased demand and utilization.

“First quarter results, and our current visibility, support our full year 2024 guidance. We are pleased to re-affirm our expectation for 2024 revenue of $38 million to $40 million and Net Operating Income of $22.5 million to $23.25 million,” Mr. Chavez concluded.

**The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. Please see Discussion and Reconciliation of Non-GAAP Measures later in this press release for further discussion.

First Quarter 2024 Conference Call and Webcast Information

Mobile will hold a conference call to discuss its first quarter 2024 results on Wednesday, May 15, 2024, at 4:30 p.m. ET. To participate on the day of the call, dial 1-866-652-5200, or internationally 1-412-317-6060, approximately ten minutes before the call and tell the operator you wish to join the Mobile Infrastructure Conference Call.

First Quarter 2024 Financial Results

A live webcast of the conference call will be available in the Investor Relations section of the Mobile Infrastructure website at 1Q24 Earnings Webcast. For those who are unable to listen to the live broadcast, an archived webcast will be available approximately two hours after the conclusion of the call, through August 15, 2024, on the Investor Relations website under “IR Calendar” under “News & Events”.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this press release that are not historical facts (including any statements concerning our net operating income and revenue projections, our assessment of various trends impacting our economic performance, the effects of implementation of strategic model changes, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon the Company’s current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on operations and future prospects include, but are not limited to the fact that we previously incurred and may continue to incur losses, we may be unable to achieve our investment strategy or increase the value of our portfolio, our parking facilities face intense competition, which may adversely affect rental and fee income, we may not be able to access financing sources on attractive terms, or at all, which could adversely affect our ability to execute our business plan, and other risks and uncertainties discussed in the section titled “Risk Factors” of our final prospectus, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933 on April 12, 2024, in connection with our registration statement on Form S-11 and subsequent filings the Company makes with the SEC from time to time, particularly under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Company’s Annual Report on Form 10-K, filed with the SEC on March 22, 2024 and Quarterly Reports on Form 10-Q.

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed upon any forward-looking statements included herein. All forward-looking statements are made as of the date of this press release, and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements made after the date of this press release, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this press release, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this press release will be achieved.

About Mobile Infrastructure Corporation

Mobile Infrastructure Corporation is a Maryland corporation. The Company owns a diversified portfolio of parking assets primarily located in the Midwest and Southwest. As of March 31, 2024, the Company owned 42 parking facilities in 21 separate markets throughout the United States, with a total of 15,400 parking spaces and approximately 5.2 million square feet. The Company also owns approximately 0.2 million square feet of retail/commercial space adjacent to its parking facilities. Learn more at www.mobileit.com.

Mobile Contact

David Gold

Lynn Morgen

beepir@advisiry.com

(212) 750-5800

First Quarter 2024 Financial Results

MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of March 31, 2024	As of December 31, 2023
	(unaudited)
ASSETS
Investments in real estate
Land and improvements	$160,235	$161,291
Buildings and improvements	259,378	260,966
Construction in progress	482	273
Intangible assets	10,173	10,187
	430,268	432,717
Accumulated depreciation and amortization	(31,909)	(29,838)
Total investments in real estate, net	398,359	402,879

Cash	9,149	11,134
Cash – restricted	4,795	5,577
Accounts receivable, net	3,190	2,269
Note receivable	3,120	—
Other assets	1,454	1,378
Total assets	$420,067	$423,237
LIABILITIES AND EQUITY
Liabilities
Notes payable, net	$133,681	$134,380
Revolving credit facility, net	58,450	58,523
Accounts payable and accrued expenses	12,970	14,666
Accrued preferred distributions	10,280	10,464
Earn-out Liability	1,125	1,779
Due to related parties	458	470
Total liabilities	216,964	220,282

Equity
Mobile Infrastructure Corporation Stockholders’ Equity
Preferred stock Series A, $0.0001 par value, 50,000 shares authorized, 2,483 and 2,812 shares issued and outstanding, with a stated liquidation value of $2,483,100 and $2,812,000 as of March 31, 2024 and December 31, 2023, respectively	—	—
Preferred stock Series 1, $0.0001 par value, 97,000 shares authorized, 34,470 and 36,677 shares issued and outstanding, with a stated liquidation value of $34,470,140 and $36,677,000 as of March 31, 2024 and December 31, 2023	—	—
Preferred stock Series 2, $0.0001 par value, 60,000 shares authorized, $46,000 issued and converted (stated liquidation value of zero as of March 31, 2024 and December 31, 2023, respectively)	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 28,637,379 and 27,858,539 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	2	2
Warrants issued and outstanding – 2,553,192 warrants as of March 31, 2024 and December 31, 2023	3,319	3,319
Additional paid-in capital	240,994	240,357
Accumulated deficit	(136,389)	(134,291)
Total Mobile Infrastructure Corporation Stockholders’ Equity	107,926	109,387
Non-controlling interest	95,177	93,568
Total equity	203,103	202,955
Total liabilities and equity	$420,067	$423,237

First Quarter 2024 Financial Results

MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts, unaudited)

	For the Three Months Ended March 31,
	2024	2023
Revenues
Managed property revenue	$5,501	$—
Base rent income	1,643	2,080
Percentage rental income	1,683	5,023
Total revenues	8,827	7,103

Operating expenses
Property taxes	1,904	1,756
Property operating expense	1,521	518
Depreciation and amortization	2,093	2,126
General and administrative	3,017	2,620
Professional fees	689	469
Organizational, offering and other costs	—	33
Impairment	157	—
Total expenses	9,381	7,522

Other
Interest expense	(2,979)	(3,599)
(Loss) gain on sale of real estate	(42)	660
Other (expense) income, net	(68)	15
Change in fair value of Earn-out liability	654	—
Total other income (expense)	(2,435)	(2,924)

Net loss	(2,989)	(3,343)
Net loss attributable to non-controlling interest	(891)	(1,795)
Net loss attributable to Mobile Infrastructure Corporation’s stockholders	$(2,098)	$(1,548)

Preferred stock distributions declared - Series A	(37)	(54)
Preferred stock distributions declared - Series 1	(491)	(696)
Net loss attributable to Mobile Infrastructure Corporation’s common stockholders	$(2,626)	$(2,298)

Basic and diluted loss per weighted average common share:
Net loss per share attributable to Mobile Infrastructure Corporation’s common stockholders - basic and diluted	$(0.09)	$(0.18)
Weighted average common shares outstanding, basic and diluted	28,237,352	13,089,848

First Quarter 2024 Financial Results

Discussion and Reconciliation of Non-GAAP Measures

Net Operating Income

Net Operating Income (“NOI”) is presented as a supplemental measure of our performance. The Company believes that NOI provides useful information to investors regarding our results of operations, as it highlights operating trends such as pricing and demand for our portfolio at the property level as opposed to the corporate level. NOI is calculated as total revenues less property operating expenses and property taxes. The Company uses NOI internally in evaluating property performance, measuring property operating trends, and valuing properties in our portfolio. Other real estate companies may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other real estate companies. NOI should not be viewed as an alternative measure of financial performance as it does not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income and expenses, or the level of capital expenditures necessary to maintain the operating performance of the Company’s properties that could materially impact results from operations.

EBITDA and Adjusted EBITDA

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) reflects net income (loss) excluding the impact of the following items: interest expense, depreciation and amortization, and the provision for income taxes, for all periods presented. When applicable, Adjusted EBITDA also excludes certain recurring and non-recurring items from EBITDA, including, but not limited to gains or losses from disposition of real estate assets, impairment write-downs of depreciable property, non-cash changes in the fair value of the Earn-Out liability, merger-related charges and other expenses, gains or losses on settlements, and stock-based compensation expense.

The use of EBITDA and Adjusted EBITDA facilitates comparison with results from other companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. EBITDA and Adjusted EBITDA also exclude depreciation and amortization expense because differences in types, use, and costs of assets can result in considerable variability in depreciation and amortization expense among companies. The Company excludes stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted. The Company uses EBITDA and Adjusted EBITDA as measures of operating performance which allows for comparison of earnings and evaluation of debt leverage and fixed cost coverage. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure.

Forward-Looking Basis

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors and balance sheet items, that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

The following table presents NOI as well as a reconciliation of NOI to Net Loss, the most directly comparable financial measure under GAAP reported in our consolidated financial statements, for the three months ended March 31, 2024 and 2023 (in thousands):

	For the Three Months Ended March 31,
	2024	2023	%
Revenues
Managed Property Revenue	$5,501	$—
Base Rent Income	1,643	2,080
Percentage rental income	1,683	5,023
Total revenues	8,827	7,103	24.3%
Less:
Property taxes	1,904	1,756
Property operating expense	1,521	518
Net Operating Income	5,402	4,829	11.9%

Reconciliation
Net loss	(2,989)	(3,343)
Loss (gain) on sale of real estate	42	(660)
Other expense (income)	68	(15)
Change in fair value of Earn-out liability	(654)	—
Interest expense	2,979	3,599
Depreciation and amortization	2,093	2,126
General and administrative	3,017	2,620
Professional fees	689	469
Organizational, offering and other costs	—	33
Impairment	157	—
Net Operating Income	$5,402	$4,829

First Quarter 2024 Financial Results

The following table presents the calculation of EBITDA and Adjusted EBITDA for the three months ended March 31, 2024 and 2023 (in thousands):

	For the Three Months Ended March 31,
	2024	2023
Reconciliation of Net loss to Adjusted EBITDA Attributable to the Company
Net Income (Loss)	$(2,989)	$(3,343)
Interest expense	2,979	3,599
Depreciation and amortization	2,093	2,126
EBITDA Attributable to the Company	$2,083	$2,382
Organization and offering costs	—	33
Impairment of real estate	157	—
Change in fair value of Earnout liability	(654)	—
Loss (gain) on sale of real estate	42	(660)
Transaction costs	105	—
Equity based compensation	1,799	1,654
Adjusted EBITDA Attributable to the Company	$3,532	$3,409